Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Premium Income Municipal Fund, Inc.
33-51160
811-7118

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
together as a class
 <c> MuniPreferred shares voting
together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             5,368,743
                       640
   Against
                544,456
                       128
   Abstain
                139,465
                         18
   Broker Non-Votes
             1,794,475
                    2,203
      Total
             7,847,139
                    2,989



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             5,359,235
                       650
   Against
                544,176
                       118
   Abstain
                149,253
                         18
   Broker Non-Votes
             1,794,475
                    2,203
      Total
             7,847,139
                    2,989



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             5,318,200
                       627
   Against
                567,836
                       132
   Abstain
                166,628
                         27
   Broker Non-Votes
             1,794,475
                    2,203
      Total
             7,847,139
                    2,989



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             5,332,178
                       636
   Against
                560,400
                       126
   Abstain
                160,086
                         24
   Broker Non-Votes
             1,794,475
                    2,203
      Total
             7,847,139
                    2,989



To approve the elimination of the
fundamental policy relating to
commodities.


   For
             5,303,702
                       642
   Against
                574,840
                       120
   Abstain
                174,122
                         24
   Broker Non-Votes
             1,794,475
                    2,203
      Total
             7,847,139
                    2,989



To approve the new fundamental policy
 relating to commodities.


   For
             5,306,334
                       643
   Against
                568,517
                       119
   Abstain
                177,813
                         24
   Broker Non-Votes
             1,794,475
                    2,203
      Total
             7,847,139
                    2,989



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012614.